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                                                                    EXHIBIT 4.11
                             SHAREHOLDERS' AGREEMENT

     SHAREHOLDERS' AGREEMENT (as the same may hereafter be amended, supplemented or modified, this "AGREEMENT"), dated as of June 30, 1995, among THE HAWK GROUP OF COMPANIES, INC., a Delaware corporation, together with its successors and assigns, (the "COMPANY"), each of the Purchasers (the "PURCHASERS") named on Annex 1 hereto, and each of member of the MANAGEMENT STOCKHOLDERS named on Annex 2 hereto.

                                    RECITALS

     A. Certain capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 9 hereof.

     B. The Board of Directors has authorized the issuance of the Class A Common Stock, the Class B Common Stock and an aggregate of Three Hundred Sixteen Thousand Nine Hundred Seventy (316,970) Warrants, each Warrant representing the right to purchase, upon the terms and subject to the conditions set forth in the Warrant Agreement, one (1) share of Class B Common Stock.

     C. The Company and the Purchasers have entered into the Senior Subordinated Note and Warrant Purchase Agreements (collectively, as they may be amended from time to time, the "NOTE PURCHASE AGREEMENT"), each dated as of June 30, 1995, pursuant to which the Company has agreed to sell, and the Purchasers have agreed to purchase, Thirty Million Dollars ($30,000,000) in aggregate principal amount of the Company's 12% Senior Subordinated Notes due June 30,2005 (the "SUBORDINATED NOTES"), and the Warrants, for an aggregate consideration of Thirty Million Dollars ($30,000,000) in cash.

     D. To induce the Purchasers to enter into the Note Purchase Agreement and consummate the transactions contemplated therein, the Company, the Management Stockholders and the Purchasers have agreed to enter into this Agreement to create and define certain rights as among and between themselves as further specified herein.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Company, the Management Stockholders and the Purchasers mutually agree as follows:

1. HOLDERS' PUT RIGHTS.

     1.1 GRANTING OF PUT; PUT OPTION PURCHASE PRICE. Subject to the limitations set forth in Section 1.6 hereof, at any time or from time to time after the Put Effective Date but on or before the Expiration Date, each holder of any Warrant Shares, upon written notice to the Company (a "PUT NOTICE"), shall be entitled to sell, and the Company shall be obligated to purchase from such holder, any or all of the Warrant Shares held by such holder at the Put Option Purchase Price.



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     1.2 PUT NOTICE. Each Put Notice delivered pursuant to Section 1.1 shall specify:

          (a) the name of the holder of Warrant Shares delivering such Put
     Notice;

          (b) that such holder is exercising its option, pursuant to this
     Section 1, to sell certain of the Warrant Shares held by such holder; and

          (c) the number of, and a description of, the Warrant Shares being tendered, including a statement, to the extent relevant, of:

               (i) the number of shares of Class B Common Stock sought to be sold by such holder that were issued upon the exercise of any Warrant;

               (ii) the total number of shares of Class A Common Stock sought to be sold by such holder that were issued upon the conversion of the shares of Class B Common Stock that were issued upon the exercise of any Warrant;

               (iii) the total number of Warrants sought to be sold by such holder that have not been exercised or cancelled; and

          (d) the total number of Put Notices delivered to the Company by such holder prior to the subject Put Notice given pursuant to this Section 1.

     1.3 COMPANY NOTICES.

          (a) The Company, within thirty (30) days of receipt of such Put Notice, shall deliver to the holder or holders exercising its or their put option pursuant to this Section 1, a notice (i) specifying the Put Repurchase Date, (ii) providing the names and addresses of each of the other holders of Warrant Shares and the number of Warrant Shares held by such other holders which are subject to another Put Notice or Put Notices at such time and (iii) stating the type and number of the Warrant Shares held by each such other holder.

          (b) The Company, not less than ten (10) days prior to the Put Repurchase Date, shall deliver to the holder or holders exercising its or their put option pursuant to this Section 1, a notice containing a detailed calculation of the Share Price with respect to the Class B Common Stock and (if such holder holds Class A Common Stock at such time) the Class A Common Stock and containing a detailed calculation of the Put Option Purchase Price with respect to the Warrant Shares which are to be so repurchased from such holder.

     1.4 OBLIGATION TO PURCHASE WARRANT SHARES. The Company shall be obligated, subject to Section 1.6 hereof, to purchase all of such holder's or holders' Warrant Shares which are the subject of such Put Notice, and shall pay the Put Option Purchase Price with respect to the exercise of the put option which is the subject of each such Put Notice payable to such holder or holders in

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immediately available funds, on the Put Repurchase Date with respect to such Put
Notice, against delivery by such holder or holders of any and all certificates or other instruments evidencing the Warrant Shares which are the subject of such Put Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

     1.5 CANCELLATION OF WARRANTS. Any Warrants purchased by the Company pursuant to this Section 1 shall be cancelled and shall not be reissued; provided, however, any Warrant Shares purchased by the Company pursuant to this
Section 1, may be reissued and sold to employees of the Company.

     1.6 LIMITATIONS ON RIGHT OF REPURCHASE. Notwithstanding anything contained in this Section 1 to the contrary, the Company shall not be obligated to purchase all of such holder's or holders' Warrant Shares which are the subject of the Put Notice or obligated to pay the Put Option Purchase Price in respect of a Put Notice, if, at any time:

          (a) payment of the Put Option Purchase Price at such time would result in a breach of, or default or event of default in respect of, the Note Purchase Agreement, the Senior Debt or the Subordinated Notes without the written consent of those holders of the Senior Debt and the Subordinated Notes the consent of which would be necessary to waive such breach, default or event of default;

          (b) payment of the Put Option Purchase Price is, at such time, prohibited by applicable law or the Company's Certificate of Incorporation, as restated and amended on June 30, 1995;

          (c) the aggregate value of the Put Option Purchase Price at such time is less than $500,000 (unless such Put Option Purchase Price is in respect of all Warrant Shares held by such holder or holders at such time, in which case this clause (c) shall not apply); or

          (d) the total number of Put Notices delivered to the Company by such holder prior to the subject Put Notice pursuant to this Section 1 shall be more than four (4);

provided, however, with respect to (a) and (b) above, that if such breach, event of default, default or violation would not result from the purchase of any number of Warrant Shares which is less than the total number of shares the Company is obligated to purchase on the Put Repurchase Date, the Company shall purchase on the Put Repurchase Date the maximum number of shares it may so purchase, allocated among the holders which have elected to have their Warrant Shares so repurchased ratably according to the number of Warrant Shares so tendered (without regard to whether such Warrant Shares are shares of Class A Common Stock, Class B Common Stock or stock underlying the Warrants).


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2. SPECIAL RIGHT OF REPURCHASE.

     2.1 GRANTING CALL; PRICE. At any time after the Call Effective Date but on or before the Expiration Date, the Company may give written notice to each holder of Warrant Shares (a "REPURCHASE NOTICE") of its intention to repurchase all, but not less than all, of the Warrant Shares held by each such holder, at a purchase price equal to the Repurchase Price with respect to such holder.

     2.2 REPURCHASE NOTICE. Such Repurchase Notice shall:

          (a) state that the Company intends to purchase, pursuant to this
     Section 2, the Warrant Shares from each of the holders thereof;

          (b) specify the date on which the Company will repurchase the Warrant Shares of each such holder, which date shall be not less than forty-five
     (45) days nor more than ninety (90) days from the date of such Repurchase Notice (the "REPURCHASE DATE");

          (c) provide the names and addresses of each of such holders, and state the type and number of the Warrant Shares held by each such holder;

          (d) contain a detailed calculation of the Share Price with respect to the Class B Common Stock and (if such holder holds Class A Common Stock at such time) the Class A Common Stock; and

          (e) contain a detailed calculation of the Repurchase Price with respect to the Warrant Shares which shall be due to each such holder in connection with such repurchase.

     2.3 OBLIGATION TO REPURCHASE. The Repurchase Notice having been so given to each such holder, the Company shall be obligated to purchase all of each such holder's Warrant Shares, and shall pay the Repurchase Price payable to each such holder in immediately available funds, on the Repurchase Date, and each such holder shall be obligated to deliver to the Company in exchange therefore, any and all certificates or other instruments evidencing its respective Warrant Shares, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

     2.4 RECAPTURE PROVISIONS UPON CALL.

          (a) If the Company purchases Warrant Shares pursuant to this Section 2 and subsequently, at any time up to the date six (6) months after the completion of such purchase (the "RESALE DATE"):

               (i) the Company issues additional Common Stock or Rights (other than Common Stock issuable upon exercise of any Right and Class A Common Stock issuable upon conversion of any Class B Common Stock); or

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               (ii) there occurs:

                    (A) a stock sale, reorganization, recapitalization or other transaction the result of which is that following such reorganization, recapitalization or other transaction, a Person who was not immediately before such reorganization, recapitalization or other transaction a stockholder acquires control of the Company, whether in one or a series of transactions; or

                    (B) a sale of all or substantially all of the Company's
               Common Property;

     and the consideration involved in such subsequent sale, reorganization, recapitalization or other transaction reflects a per share value of the Common Stock which is greater, on a per share basis, than that upon which the Repurchase Price for such repurchase was based, then the Company shall remit to the Persons from whom such Warrant Shares were repurchased an amount equal to the product of:

               (1) the difference of:

                    (x) the actual fair market value of the consideration on a per share basis involved in such subsequent resale, issuance, sale, reorganization, recapitalization or other transaction; minus

                    (y) the quotient of the aggregate Repurchase Price paid to all holders of Warrant Shares divided by the number of shares of Warrant Shares involved in such repurchase;

                  multiplied by

               (2) the number of shares of Warrant Shares involved in such repurchase;

         pro rata according to the quantity of the Warrant Shares sold by them.

          (b) If all or any portion of the consideration involved in any sale, reorganization, recapitalization or other transaction described in Section 2.4(a) hereof is non-cash consideration, a determination of the value of such consideration shall be made by the Board of Directors, and the Company shall notify each Person who sold Warrant Shares in such repurchase of the Board of Directors' determination of value (the "BOARD VALUE"). If the Persons who sold a majority of the Warrant Shares involved in the repurchase, within twenty (20) days after the Company shall have given such holders notice of the Board Value, request an independent determination of the fair market value of such consideration, then such determination shall be made by a qualified, nationally recognized, independent firm qualified

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     to do appraisals and selected by agreement among the Company and the
     Persons who sold a majority of the Warrant Shares involved in such repurchase. If the independent value determined as aforesaid is more than one hundred five percent (105%) of the Board Value, then the Company shall pay the fees and out-of-pocket disbursements of such firm ("VALUATION EXPENSE") in connection with such valuation, but otherwise the Persons who sold a majority of the Warrant Shares involved in such repurchase shall pay such Valuation Expense pro rata in accordance with the quantity of Warrant Shares sold by each such Person. The Company shall instruct the firm that is selected to make such determination to complete the valuation as promptly as practicable.

3. TAG-ALONG RIGHTS IN RESPECT OF SALE OF STOCK BY OTHER STOCKHOLDERS OR
COMPANY.

     3.1 RIGHT TO SELL PROPORTIONATE NUMBER OF SHARES. Each Management Stockholder hereby agrees that each such Person will not sell all or any portion of the Issuable Shares owned by such Person unless, as part of such transaction, each holder of Warrant Shares shall have the right to sell a proportionate amount of the Warrant Shares then held by such holder at the same price and on the same terms, and to the same purchaser or purchasers.

     For purposes of this Section 3.1, the "proportionate amount" which a holder of Warrant Shares shall be entitled to sell with respect to any proposed transaction shall be equal to the product (calculated as of the date of such proposed transaction) of:

          (a) the total number of Warrant Shares then owned by such holder;
     times

          (b) the quotient of :

               (i) the aggregate number of Issuable Shares proposed to be sold in such transaction by the Management Stockholders; divided by

               (ii) the aggregate number of Issuable Shares owned by the Management Stockholders participating in such sale.

     Notwithstanding the provisions of the first paragraph of this Section 3.1, a Management Stockholder may sell or otherwise transfer any portion of the Issuable Shares owned by such Management Stockholder to an Eligible Transferee without complying with the provisions of this Section 3, provided that such Eligible Transferee shall have assumed in writing, as provided for in Section
8.1 hereof, all of the obligations of its transferor imposed by this Agreement and shall have agreed to be bound by each of the terms and provisions of this Agreement to which such transferor was bound, pursuant to an undertaking substantially in the form set forth as Exhibit A hereto.

     3.2 NOTICE OF PROPOSED SALE. If any one or more Management Stockholders intends to sell any Issuable Shares as provided in Section 3.1, such Management Stockholders intending to sell

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any Issuable Shares shall provide to each of the holders o the Warrant Shares written notice of such intention not less than forty-five (45) days prior to the closing of such proposed sale. Such written notice (the "NOTICE OF SALE") shall specify in detail the terms of such proposed sale (including the type of Security proposed to be sold and the price per share), shall state the date on which such proposed sale is to be consummated and shall designate one (1) Person to whom notice of the determination to participate in such proposed sale should be delivered.

     3.3 ELECTION BY HOLDERS. Upon receipt of a Notice of Sale each holder of Warrant Shares shall have twenty (20) days to deliver written notice of its election to participate in such sale and the number of Warrant Shares which it elects to sell, which number shall not exceed its proportionate amount. If such notice is not received from a holder of Warrant Shares within the twenty (20) day period specified above, the Management Stockholders or the Company, as the case may be, shall have the right to sell or otherwise transfer the Issuable Shares, Common Stock or Rights, as the case may be, to the proposed transferee without any participation by such holder, but only (i) on the terms and conditions stated in the Notice of Sale and (ii) if the sale or transfer of such Issuable Shares, Common Stock or Rights is consummated not later than ninety
(90) days after the end of such twenty (20) day period.

     3.4 PRO RATA CUTBACK OF NUMBER OF SHARES SOLD. In the event that the Management Stockholders intending to sell Issuable Shares (or an underwriter acting on their behalf) shall be unable to sell the aggregate number of shares to be sold by the Management Stockholders and which the holders of the Warrant Shares have elected to sell pursuant to Section 3.1 hereof at the price specified in the Notice of Sale, then the number of Issuable Shares to be sold by the Management Stockholders and such holders of Warrant Shares electing to sell such Issuable Shares shall be reduced ratably (as between such groups and, with respect to the holders of Warrant Shares, as among the members of such group) to the extent necessary to reduce the total number of Issuable Shares to be included in such offering to the maximum number which the selling Management Stockholders (or an underwriter acting on their behalf) can sell at such price. Whether or not any such adjustment in the number of Issuable Shares to be sold is required to be made, the Management Stockholders shall give each such holder which shall have elected to sell Issuable Shares, written notice of the number of shares it is permitted to sell pursuant to this Section 3 (after giving effect to the provisions of this Section 3.4) not less than fifteen (15) days prior to the date of such sale.

     3.5 EXERCISE. Unless the Management Stockholders or the Company, as the case may be, otherwise agree, all Warrant Shares to be sold by the holders of Warrant Shares pursuant to this Section 3 shall be shares of Class A Common Stock. The Company shall, if necessary, permit the holders of Warrant Shares to exercise and/or convert their respective Warrant Shares into shares of Class A Common Stock in contemplation of such holders' delivery of Class A Common Stock at the closing of any such sale, whether or not at such time such Warrant Shares are exercisable or convertible to Class A Common Stock in accordance with their respective terms or the terms of any agreements governing such Warrant Shares at such time.


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     3.6 CLOSING OF SALE. Each holder of Warrant Shares electing to participate in a sale described in any Notice of Sale shall deliver to the purchaser specified in such Notice of Sale, against payment of the total purchase price for the Warrant Shares to be purchased (at the price per share specified in such Notice of Sale), on the closing date specified in such Notice of Sale, a certificate or certificates representing the number of Warrant Shares which it has elected to sell (net of any reduction pursuant to the applicable paragraph of Section 3.4) pursuant to this Section 3, together with appropriate instruments of transfer duly endorsed in blank.

     3.7 EXPENSE OF SALE. All expenses and costs of any sale of Warrant Shares pursuant to the first paragraph of Section 3.1 shall be for the account of and paid by the Management Stockholders, provided that such expenses and costs shall include the fees and disbursements for only one counsel for all holders of Warrant Shares.

4. OTHER STOCKHOLDER DRAG-ALONG RIGHTS.

     4.1 DRAG-ALONG SALE RIGHTS.

          (a) If the Management Stockholders at any time shall transfer, sell or otherwise dispose of, or enter into a binding agreement to transfer, sell or otherwise dispose of, directly or indirectly, all of the Issuable Shares owned by such Persons to a Person other than any Subsidiary or any Affiliate of the Company for an all-cash consideration (a "DRAG-ALONG SALE"), each holder of Warrant Shares shall have the obligation, upon the written request of the Management Stockholders at such time given pursuant to Section 4.1(c) hereof, to participate in such Drag-Along Sale by selling all, but not less than all, of the Warrant Shares held by it.

          (b) Any such sale by the holders of Warrant Shares shall be on the same terms and conditions and for the same amount of consideration (on a per share basis) as is to be received in the proposed Drag-Along Sale by the Management Stockholders, except that a holder of Warrant Shares shall not be required to make any representations or warranties except as to title to and authority to convey the Warrants or shares of Common Stock to be sold by it; provided, however, that if any Management Stockholder shall be entitled to receive from the purchaser of all of the Issuable Shares a consideration greater than its pro rata share thereof (based upon the aggregate number of Issuable Shares), then the holders of Warrant Shares shall be entitled to receive a consideration per share not less than the highest consideration per share paid to any Management Stockholder in connection with such sale.

          (c) The Management Stockholders, at least thirty (30) days before the proposed date of any Drag-Along Sale, shall provide each holder of Warrant Shares with written notice thereof. Such notice shall set forth


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               (i) the name and address of the proposed transferee in the
          Drag-Along Sale,

               (ii) the identity of each Management Stockholder and each other stockholder participating in such transfer and the number of shares of Common Stock, Rights and other Issuable Shares beneficially owned by each of such Persons,

               (iii) the proposed amount of consideration to be paid for the shares of Common Stock, Rights, and other Issuable Shares to be sold in such Drag-Along Sale and the terms and conditions of payment offered by the proposed transferee,

               (iv) the number of outstanding shares of Common Stock of each class at such time, and

               (v) a statement that the Management Stockholders intend to exercise their rights under this Section 4.

     4.2 DRAG-ALONG SALE.

     Upon receipt of any such notice required by Section 4.1(c) hereof, each holder of Warrant Shares shall become obligated to sell, transfer or dispose of its Warrant Shares upon the terms and conditions of such Drag-Along Sale so long as each Management Stockholder shall simultaneously sell, transfer or dispose all of its Issuable Shares upon identical terms and conditions and such sales are consummated within ninety (90) days of the date of such notice. Assuming the Drag-Along Sale is conducted in compliance with this Section 4, each holder of Warrant Shares waives any rights it may have, under the laws of the State of Delaware or otherwise, to appraisal of its Issuable Shares as a dissenting stockholder and agrees to vote in favor of and otherwise consent to such Drag-Along Sale.

5. BOARD RIGHTS.

     5.1 BOARD OBSERVATION RIGHTS. At any time, and from time to time, during which any CIGNA Affiliate shall hold any Warrant Shares, CIGNA Investments shall have the right to have its designated representative attend (or, in the case of a telephonic meeting, to listen by telephone to) any meeting of the Board of Directors at its sole expense. The Company shall give each CIGNA Affiliate holding Warrant Shares prior written notice of each such meeting, to be given no later than the date notice is actually given to the directors. In the event that CIGNA Investments has notified the Company in writing that it will be in attendance at any such meeting, all information provided to the directors at or prior to such meeting in respect of the matters to be discussed thereat.

     5.2 COOPERATION WITH CIGNA INVESTMENTS. At all times during which any CIGNA Affiliate shall hold any Warrant Shares, the Company shall permit CIGNA Investments, at its expense, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all

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their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and the Subsidiaries) all at such reasonable times during regular business hours and without interference with the ordinary course of business and as often as may be reasonably requested. The Company shall be permitted to accompany Cigna Investments on such visits and inspections of any of the Properties.

     5.3 REMEDIES. The Company and the Purchasers agree that the remedies of the CIGNA Affiliates at law in respect of any breach by the Company of their obligations pursuant to this Section 5 would be inadequate and that, upon any finding by any court of competent jurisdiction that the Company has breached any such obligation, the CIGNA Affiliates which are holders of Warrant Shares shall be entitled to, and the Company agrees that it will not contest, upon any such finding of any such breach, the award of specific performance and injunctive relief in favor of the CIGNA Affiliates which are holders of Warrant Shares and compelling the Company to comply with such obligations.

6. REGISTRATION RIGHTS.

     6.1 REQUIRED REGISTRATION.

          (A) FILING OF REGISTRATION STATEMENT. The Company will, upon the written request of the Initiating Holders requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the Registrable Securities to be sold and the intended method of disposition thereof, promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration (the "REQUIRED REGISTRATION") under the Securities Act of:

               (i) the Registrable Securities that the Company has been so requested to register by the Initiating Holders; and

               (ii) all other Registrable Securities that the Company has been requested to register by the holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the Registrable Securities to be sold and the intended method of disposition of such Registrable Securities);

     all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company shall be required to effect only one (1) registration pursuant to this Section 6.1 that is deemed effected under Section 6.1(e) hereof.


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          (b) TIME FOR FILING AND EFFECTIVENESS. On or before the date which is ninety (90) days after the request for such registration, the Company shall file with the SEC the Required Registration with respect to all Registrable Securities to be so registered, and shall use its best efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred eighty (180) days after the request for such registration.

          (c) SELECTION OF UNDERWRITERS. If Registrable Securities that the Company has been requested to register pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such offering shall be one or more underwriting firms of recognized national standing selected by the Company and reasonably acceptable to the Requisite Holders.

          (d) PRIORITY ON REQUIRED REGISTRATIONS. If the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of shares of Securities requested to be included in such Required Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number of shares of Securities that may be included in such offering without such effect), the Company will include in such Required Registration, to the extent of the number of shares of Securities that the Company is so advised can be sold in such offering:

               (i) first, Registrable Securities requested to be sold by the holders of Warrant Shares pursuant to this Section 6.1, pro rata among the holders requesting sale on the basis of the number of Registrable Securities requested to be so registered by such holders; and

               (ii) second, all other Securities proposed to be registered by the Company, the Management Stockholders and any other stockholders, in such proportions as the Company, the Management Stockholders and such other stockholders shall agree.

          (e) WHEN REQUIRED REGISTRATION IS DEEMED EFFECTED. A Required Registration pursuant to this Section 6.1 shall not be deemed to have been effected for purposes of the proviso to Section 6.1(a) hereof if:

               (i) the registration does not become effective and remain effective for a period of at least one hundred eighty (180) days, without interference by the issuance by the SEC of any stop order with respect thereto;

               (ii) all the Registrable Securities requested to be registered in connection therewith were not sold;


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               (iii) the Requisite Holders withdraw their request for
          registration in its entirety at any time because the Requisite Holders reasonably believed that the registration statement or any prospectus related thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, notified the Company of such fact and requested that the Company correct such alleged misstatement or omission, and the Company has refused to correct such alleged misstatement or omission; or

               (iv) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Required Registration are not satisfied, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered and sold.

     6.2 INCIDENTAL REGISTRATION.

          (a) FILING OF REGISTRATION STATEMENT. If the Company at any time proposes to register any of its Common Stock (an "INCIDENTAL REGISTRATION") under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto, in connection with an offer made solely to existing Security holders or employees of the Company), for sale to the public in a public offering, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, which notice shall be given to all such holders at least sixty (60) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any such holder to include its shares under such registration statement (which request shall be made within fifteen (15) Business Days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such holder; provided, however, that if, at any time after giving written notice of its intention to register any Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

          (b) SELECTION OF UNDERWRITERS. Notice of the Company's intention to register such Securities shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of recognized national standing) and shall contain the Company's agreement to use its best efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 6.2, it being understood that the holders of

     Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

          (c) PRIORITY ON INCIDENTAL REGISTRATIONS. If the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of shares of Securities requested to be included in such Incidental Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number of shares of Securities that may be included in such offering without such effect), the Company will include in such Incidental Registration, to the extent of the number of shares of Securities that the Company is so advised can be sold in such offering:

               (i) in the case of any registration initiated by the Company for the purpose of selling Securities for its own account:

                    (A) first, shares that the Company proposes to issue and
               sell for its own account; and

                    (B) second, Registrable Securities requested to be sold by the holders of Warrant Shares pursuant to this Section 6.2 and all Securities proposed to be registered by the Management Stockholders and any other stockholders, pro rata among such holders on the basis of the number of Issuable Shares requested to be so registered by such holders; and

               (ii) in the case of a registration initiated by any other stockholder pursuant to demand or required registration rights in favor of such other stockholder:

                    (A) first, shares that the Company proposes to issue and
               sell for its own account; and

                    (B) second, Registrable Securities requested to be sold by the holders of Warrant Shares pursuant to this Section 6.2 and all Securities proposed to be registered by the other stockholders, pro rata among such holders on the basis of the number of Issuable Shares requested to be so registered by such holders.

     6.3 REGISTRATION PROCEDURES. The Company will use its best efforts to effect each Required Registration pursuant to Section 6.1 hereof and any Incidental Registration of any Registrable Securities as provided in Section 6.2 hereof, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company will as expeditiously as possible:

          (a) subject, in the case of an Incidental Registration, to the proviso in Section 6.2(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed at least fifteen (15) days prior thereto, which documents will be subject to the reasonable review, within such fifteen (15) day period, of such holders, their counsel and the underwriters; and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requisite Holders shall reasonably object within such fifteen
     (15) day period;

          (b) subject, in the case of an Incidental Registration, to the proviso in Section 6.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that the Company shall have no obligation to file any amendment or supplement more than nine (9) months after the effective date of such registration statement.

          (c) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, such number of copies of the preliminary prospectus and any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder in conformity with (i) the requirements of the Securities Act and (ii) the holder's proposed method of distribution;

          (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

          (e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (f) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or qualify as a dealer of securities;

          (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under such Registration, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

          (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Securities;

          (i) make available for inspection by any holder of Registrable Securities included in any Registration, any underwriter participating in any disposition pursuant to any Registration, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Person in connection with such Registration;

          (j) use its best efforts to obtain:

               (i) at the time of effectiveness of each Registration, a "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Requisite Holders and the underwriters reasonably request; and

               (ii) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by such comfort letters as the Requisite Holders and the underwriters reasonably request;

          (k) use its best efforts to obtain, at the time of effectiveness of each Incidental Registration and at the time of any sale pursuant to each Registration, an opinion or opinions, favorable to the Requisite Holders in form and scope, from counsel for the Company in customary form;

          (l) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

          (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve
     (12) month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

          (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;

          (o) use its best efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock (or other Securities issuable upon exercise of the Warrants) issued by the Company are then listed, and admitted to trading, or on NASDAQ, if the Common Stock or any such other Securities are then admitted to trading on NASDAQ; and

          (p) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by applicable laws or regulations.

     6.4 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of the Section 11(b)(3) of the Securities Act.

     6.5 RIGHTS OF REQUESTING HOLDERS. Each holder of Registrable Securities which makes a written request therefor within sixty (60) days after the notice to such holders provided for in Section 6.1 or Section 6.2 hereof, as the case may be, hereof, shall have the right to receive the copies of the information, notices and other documents described in Section 6.3(c), Section 6.3(l) and
Section 6.3(m) hereof in connection with any proposed Registration by the Company under the Securities Act.

     6.6 REGISTRATION EXPENSES. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company; provided, however, the Company shall not be liable for (i) any discounts or commissions to any underwriter with respect to an Incidental Registration or (ii) any stock transfer taxes incurred upon exercise of the Warrant Shares sold by any holder of Warrant Shares.

     6.7 INDEMNIFICATION; CONTRIBUTION.

          (a) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, each holder of Registrable Securities, its officers, directors and agents, if any, and each Person, if any, who controls such holder within the meaning of section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Company by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 6 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Section 6 is made through underwriters, the Company agrees, to the extent required by such underwriters, to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers, directors and agents, if any, and each Person, if any, who controls such underwriters within the meaning of section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

          (b) INDEMNIFICATION BY THE HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Company, each underwriter and their respective officers, directors and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided, however, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

          (c) CONTROL OF DEFENSE. Any Person entitled to indemnification under the provisions of this Section 6.7 shall give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Section 6 shall so provide to the extent required by the underwriters. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless any such indemnified party has been advised by legal counsel that a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

          (d) CONTRIBUTION. If for any reason the foregoing indemnity is unenforceable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

               (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or

               (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

     Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under
     Section 6.7(b) hereof was available. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities
     Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 6.7 shall be several and not joint.

               (e) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 6.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

               (f) SURVIVAL. The indemnity and contribution agreements contained in this Section 6.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Securities by such holder.

     6.8 HOLDBACK AGREEMENTS; REGISTRATION RIGHTS TO OTHERS.

               (a) In connection with each underwritten sale of Registrable Securities, the Company agrees, and each holder of Registrable Securities by acquisition of such Registrable Securities agrees, to enter into customary holdback agreements concerning sale or distribution of Registrable Securities and other equity Securities of the Company, except, in the case of any holder of Registrable Securities, to the extent that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment adviser. Without limiting the scope of the term "fiduciary," a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.

               (b) If the Company shall at any time after the date hereof provide to any holder of any Securities of the Company rights with respect to the registration of such Securities under the Securities
          Act:

                    (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Section 6 to the holders of Registrable Securities; and

                    (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Section 6, the Company will provide (by way of amendment to this Section 6 or otherwise) such more favorable terms or conditions to the holders of Registrable Securities.

     6.9 OTHER REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants or conversion of any class of Common Stock into any other class of Common Stock require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

     6.10 AVAILABILITY OF INFORMATION. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with the holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company will also cooperate with each holder of any Registrable Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

     7. INFORMATION AS TO COMPANY

     7.1 FINANCIAL AND BUSINESS INFORMATION.

     The Company shall deliver to each Purchaser and each other holder of at least twenty-five percent (25%) of the Warrant Shares outstanding at such time:

          (a) MONTHLY STATEMENTS -- as soon as practicable after the end of each monthly fiscal period in each fiscal year of the Company, commencing with the monthly fiscal period of the Company ending August 31, 1995, and in any event within thirty (30) days thereafter, duplicate copies of the Company's internal monthly operating statements, including without limitation:

               (i) a consolidated balance sheet of the Company and the Subsidiaries as at the end of such fiscal month, and

               (ii) consolidated statements of income and cash flows of the Company and the Subsidiaries, for such fiscal month and for the portion of the fiscal year ending with such fiscal month,

     setting forth in comparative form, the figures for such month and for the portion of the fiscal year of the Company ended as of such month, together with the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally;

          (b) QUARTERLY STATEMENTS -- as soon as practicable after the end of each fiscal quarter in each fiscal year of the Company (other than the last fiscal quarter of each such fiscal year), commencing with the fiscal quarter of the Company ending September 30, 1995, and in any event within forty-five (45) days thereafter, duplicate copies of:

               (i) consolidated and consolidating balance sheets of the Company and the Subsidiaries as at the end of such fiscal quarter, and

               (ii) consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries, for such fiscal quarter and (in the case of the second and third fiscal quarters) for the portion of the fiscal year ending with such fiscal quarter, setting forth in comparative form, the figures for such fiscal quarter and for the portion of the fiscal year of the Company ended as of such fiscal quarter, together with the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as fairly presenting, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and the Subsidiaries as at the end of, and for, such period subject to changes resulting from year-end adjustments, by a principal financial officer of the Company, it being understood that the financial statements required to be delivered pursuant to clause (a) above with respect to the third month of a fiscal quarter of the Company and the financial statements required to be delivered pursuant to this clause (b) may be delivered together so long as all substantive requirements set forth in clause (a) and clause (b) of this Section have been satisfied, provided that nothing herein shall be deemed to permit the Company to deliver the financial statements required by clause (a) above later than thirty (30) days after the end of any monthly fiscal period;

          (c) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty
     (120) days thereafter, duplicate copies of:

               (i) consolidated and consolidating balance sheets of the Company and the Subsidiaries, as at the end of such fiscal year, and

               (ii) consolidated and consolidating statements of income, and consolidated statements of changes in shareholders' equity and cash flows of the Company and the Subsidiaries, for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) in the case of such consolidated financial statements, an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall, without qualification, state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

               (B) a statement from such independent certified public accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements;

          (d) AUDIT REPORTS AND MANAGEMENT LETTERS -- promptly upon receipt thereof, a copy of each other report (including, without limitation, any letters to the Company or any Subsidiary from the Company's or such Subsidiary's auditors concerning the internal accounting controls of the Company and/or the Subsidiaries) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (e) SEC AND OTHER REPORTS -- promptly upon their becoming available one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency; and

          (f) REQUESTED INFORMATION -- with reasonable promptness, such other data and information as from time to time may be reasonably requested in writing, including, without limitation, (i) information required by 17 C.F.R. ss.230.144A, as amended from time to time, and (ii) information delivered to any holder or holders of Debt of the Company (other than Debt evidenced by the Subordinated Notes) pursuant to the terms of the loan or credit agreement or other instrument governing or evidencing such Debt.

8. RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS.

     8.1 RESTRICTIONS ON TRANSFER TO TRANSFEREES. No party hereto shall sell, assign, transfer or otherwise dispose of any Issuable Shares to any transferee under any circumstance, and the Company shall neither issue nor sell any additional Issuable Shares, to any transferee, unless such transferee shall have assumed in writing all of the obligations of its transferor imposed by this Agreement and shall have agreed to be bound by each of the terms and provisions of this Agreement to which such transferor was bound, pursuant to an undertaking substantially in the form set forth as Exhibit A hereto.

     8.2 COOPERATION BY THE COMPANY. The Company shall refuse to register any transfer of any Issuable Shares to any transferee unless the Company shall have received from the prospective transferee a written agreement to be bound by the provisions of this Agreement as required by Section 8.1 hereof, and such other evidence as the Company may reasonably require to establish compliance with such
Section 8.1. The Company shall be protected in, and shall have no liability to any other stockholder for, and no such holder shall assert any claim against the Company for, failing to register any transfer of any Issuable Shares in an effort to comply with the provisions of this Agreement, unless such refusal to transfer is made in bad faith.

     8.3 LEGENDING OF CERTIFICATES. Each certificate representing any Issuable Shares shall bear the following legend:

          "THE ENCUMBERING, TRANSFER OR OTHER DISPOSITION OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IS

         RESTRICTED UNDER THE TERMS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 30, 1995, AS MAY BE AMENDED FROM TIME TO TIME, THE PROVISIONS OF WHICH ARE HEREIN INCORPORATED BY REFERENCE. SUCH SHAREHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTAINS, AMONG OTHER PROVISIONS, PROVISIONS WHICH COULD LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF THIS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF, THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENT, WITHOUT CHARGE."

         8.4 SECURITIES ACT RESTRICTIONS; LEGEND. The Company shall not register any transfer of Issuable Shares if it has reason to believe that such transfer is being requested in violation of the registration requirements of Section 5 of the Securities Act. Except as otherwise permitted by Section 8.5 hereof, each certificate representing an Issuable Share shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

         8.5      TERMINATION OF RESTRICTIONS.

                  (A) WITH RESPECT TO SHARES SOLD IN A PUBLIC OFFERING. Each and all of the provisions of this Agreement shall terminate immediately as to any Issuable Shares (but this Agreement shall remain in force with respect to any remaining Issuable Shares):

                         (i) when such Issuable Shares have been effectively
                    registered under the Securities Act and disposed of in accordance with the registration statement covering such Issuable Shares; or

                         (ii) when they shall have been distributed to the
                    public pursuant to Rule 144 (or any successor provision) under the Securities Act; or

                         (iii) when they shall have been otherwise transferred
                    and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force.

     Whenever such restrictions shall terminate as to any Issuable Shares, the holder thereof shall be entitled to receive from the Company, without expenses (other than transfer taxes, if any), new Issuable Shares of like tenor not bearing the applicable legends set forth in Section 8.3 or
     Section 8.4 hereof.

          (b) UPON A TAG-ALONG SALE. The provisions of Section 1 and Section 2 of this Agreement shall terminate immediately with respect to Warrant Shares sold in any sale pursuant to Section 3 of this Agreement.

     8.6 TERMINATION OF VARIOUS PROVISIONS. The provisions of Section 1, Section 2, Section 3 and Section 5.1 of this Agreement shall terminate on the Initial Public Offering Date.

9. DEFINED TERMS.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     AFFILIATE -- means, at any time, a Person (other than a Subsidiary or a Purchaser):

          (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company;

          (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company; or

          (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary;

at such time.

As used in this definition,

          Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGREEMENT -- the introductory paragraph hereof.

     BOARD OF DIRECTORS -- means the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     BOARD VALUE -- Section 2.4(b).

     BUSINESS DAY -- means a day other than a Saturday, a Sunday or a day on which banks in the State of Connecticut are required or permitted by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

     CALL EFFECTIVE DATE -- means the date which is the sixth (6th) anniversary of the Closing Date.

     CIGNA AFFILIATE -- means the Purchasers, CIGNA Investments and any Person controlled by, controlling or under common control with, or advised with respect to its investments by, CIGNA Investments.

     CIGNA INVESTMENTS -- means CIGNA Investments, Inc.

     CLASS A COMMON STOCK -- means "Class A Common Stock" as defined in the Warrant Agreement.

     CLASS B COMMON STOCK -- means "Class B Common Stock" as defined in the Warrant Agreement.

     CLOSING DATE -- means the first date any Warrants are issued hereunder.

     COMMON STOCK -- means and includes:

          (a) the common stock of the Company (including Class A Common Stock and Class B Common Stock);

          (b) any other equity securities of the Company which are not limited to a fixed sum or a fixed percentage of par value in respect of participation in dividends and distributions in liquidation; and

          (c) any other Securities of the Company or any other Person that the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or such additional Securities.

     COMPANY -- the introductory paragraph hereof.

     DRAG-ALONG SALE -- Section 4.1(a) hereof.

     ELIGIBLE TRANSFEREE - means any other Person in the Management Stockholder and the spouse, lineal descendants, parents and siblings of any Person in the Management Stockholder and any trust for the direct or indirect benefit of one or more of the foregoing.

     EXCHANGE ACT -- means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     EXPIRATION DATE -- means 5:00 p.m. (Hartford time) on the tenth (10th) anniversary of the Closing Date.

     FAIR VALUE -- means, with respect to any share of Common Stock, the quotient of:

          (a) the sum of:

               (i) the fair salable value of the Company, as a going concern, giving effect to all Property thereof and subject to all liabilities thereof, that would be realized in an arm's length sale between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, as of a date that is within fifteen (15) days of the date as of which the determination is to be made, determined by the Valuation Agent, such determination to be made without regard to the absence of a liquid or ready market for such Common Stock; plus

               (ii) the aggregate Purchase Price of all Warrants remaining unexercised at such time; divided by

          (b) the sum of:

               (i) the total number of shares of Common Stock outstanding at such time; plus

               (ii) the aggregate number of shares of Common Stock issuable in respect of Warrants remaining unexercised at such time.

     INCIDENTAL REGISTRATION -- Section 6.2 hereof.

     INITIAL PUBLIC OFFERING DATE -- means the first date upon which Common Stock shall have been issued or sold pursuant to an underwritten public offering (whether on a firm commitment basis or a best efforts basis if such best efforts are successful) thereof pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act.

     INITIATING HOLDERS -- means, at any time, the holders (other than the Company or any Affiliate or any Subsidiary) of at least fifty percent (50%) of the Warrant Shares at such time (excluding any Warrant Shares held directly or indirectly by the Company or any Affiliate or

Subsidiary). For purposes of this definition, holders of Warrants at any time shall be deemed to be holders of the Common Stock that is at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

     ISSUABLE SHARE -- means and includes at any time,

          (a) a share of issued and outstanding Common Stock, and

          (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of Common Stock issuable upon exercise of such Right, in each case at such time;

For purposes of this definition of "Issuable Share", a Right to acquire one share of Common Stock shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.

     MANAGEMENT STOCKHOLDER -- The introductory paragraph hereof.

     NASDAQ -- means the National Association of Securities Dealers Automated Quotation System.

     NOTE PURCHASE AGREEMENT -- Recital C.

     NOTICE -- Section 3.2.

     PERSON -- means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     PROPERTY -- means any and all interests in any kind of property of asset whatsoever, whether real, personal or mixed and whether tangible or intangible.

     PURCHASE PRICE -- means, at any time, the exercise price of one Warrant at such time.

     PURCHASERS -- the introductory paragraph hereof.

     PUT EFFECTIVE DATE -- means the date of the fifth (5th) anniversary of the Closing Date.

     PUT NOTICE -- Section 1.1.

     PUT OPTION PURCHASE PRICE -- means, with respect to the exercise of any option to sell by any holder of Warrant Shares pursuant to any Put Notice delivered under Section 1 hereof by any holder of Warrant Shares, the sum of:

          (a) the product of:

               (i) the number of shares of Class B Common Stock purchasable with the Warrants sought to be sold by such holder and which are the subject of such Put Notice and not yet exercised; multiplied by

               (ii) the greater of Zero Dollars ($0) and the difference of:

                    (A) the Share Price of Class B Common Stock determined as of the date of such Put Notice; minus

                    (B) the Purchase Price at such time;

         plus

          (b) the product of:

               (i) the number of shares of Class B Common Stock previously purchased with Warrants and sought to be sold by the holder thereof; multiplied by

               (ii) the Share Price of Class B Common Stock determined as of the date of such Put Notice;

         plus

          (c) the product of:

               (i) the number of shares of Class A Common Stock sought to be sold by such holder that have been issued upon the conversion of Class B Common Stock that was issued upon the exercise of any Warrant and which shares are the subject of such Put Notice; multiplied by

               (ii) the Share Price of Class A Common Stock determined as of the date of such Put Notice.

     PUT REPURCHASE DATE -- means, with respect to the exercise of any put option pursuant to Section 1 of this Agreement, a date designated by the Company which is not less than sixty (60) but not more than ninety (90) days after the date of receipt by the Company of the Put Notice relating to the exercise of such put option.

     REGISTRABLE SECURITIES -- means, at any time:

          (a) any shares of Common Stock that have been issued upon the exercise of any Warrant;

          (b) any shares of Common Stock into which such shares of Common Stock shall have been converted at any time; and

          (c) any shares of Common Stock that are issuable upon the exercise of the Warrants or the conversion of Common Stock referred to in clause (a) or clause (b) above.

For purposes of Section 6 hereof and the definition of "Requisite Holders" herein, holders of Warrants at any time shall be deemed to be holders of Registrable Securities described in clauses (b) and (c) of this definition that are at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

As to any particular Registrable Securities once issued, such Securities shall cease to be Registrable Securities:

          (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

          (ii) when they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

          (iii) when they shall have been otherwise transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

          (iv) when they shall have ceased to be outstanding or (with respect to Registrable Securities described in clause (a) of this definition) issuable upon exercise of the Warrants.

     REGISTRATION -- means the Required Registration and each Incidental Registration.

     REGISTRATION EXPENSES -- means all expenses incident to the Company's performance of or compliance with Section 6.1 through Section 6.5 hereof, inclusive, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and fees and expenses of counsel (including local counsel) for holders of Registrable Securities, selected by the Requisite Holders; but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the holders of Registrable Securities or any other selling expenses, discounts or commissions incurred in connection with the sale of Registrable Securities.

     REPURCHASE DATE -- Section 2.2.

     REPURCHASE NOTICE -- Section 2.1.

     REPURCHASE PRICE -- means, with respect to each holder of Warrant Shares, in connection with any repurchase of all the Warrant Shares pursuant to any Repurchase Notice pursuant to Section 2 of this Agreement, an amount equal to the sum of:

          (a) the product of:

               (i) the number of shares of Class B Common Stock purchasable with the Warrants held by such holder on the date of such Repurchase Notice and not yet exercised; multiplied by

               (ii) the greater of Zero Dollars ($0) and the difference of:

                    (A) the Share Price of Class B Common Stock determined as of the date of such Repurchase Notice; minus

                    (B) the Purchase Price at such time;

         plus

          (A) the product of:

               (i) the number of shares of Class B Common Stock previously purchased with Warrants and held by the holder thereof on the date of such Repurchase Notice; multiplied by

               (ii) the Share Price of Class B Common Stock determined as of the date of such Repurchase Notice;

         plus

          (c) the product of:

               (i) the number of shares of Class A Common Stock held by such holder on the date of such Repurchase Notice that have been issued upon the conversion of Class B Common Stock that was issued upon the exercise of any Warrant; multiplied by

               (ii) the Share Price of Class A Common Stock determined as of the date of such Repurchase Notice.

     REQUIRED HOLDERS -- means, at any time, the holders (other than the Company or any Affiliate or Subsidiary) of at least fifty-one percent (51%) of the Warrant Shares at such time (excluding any Warrant Shares held directly or indirectly by the Company or any Affiliate or Subsidiary). For purposes of this definition, holders of Warrants at any time shall be deemed to be holders of the Common Stock that is at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof).

     REQUIRED REGISTRATION -- Section 6.1(a).

     REQUISITE HOLDERS -- means, with respect to any registration or proposed registration of Registrable Securities pursuant to Section 6 hereof, any holder or holders (other than the Company or any Affiliate or Subsidiary) holding at least fifty-one percent (51%) of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Company or any Affiliate or Subsidiary) to be so registered.

     RESALE DATE - Section 2.4

     RIGHT -- means and includes any warrant (including, without limitation, any Warrant), option or other right, to acquire Common Stock and including, without limitation, any right pursuant to the provisions of any Security convertible or exchangeable into Common Stock.

     SEC -- means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

     SECURITIES ACT -- means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     SECURITY -- means "security" as defined by Section 2(1) of the Securities Act.

     SENIOR DEBT -- means "Senior Debt" as defined in the Note Purchase
Agreement.

     SHARE PRICE -- means, as of any date of determination with respect to any share of Common Stock of any class, the Fair Value of one share of such Common Stock, as of the date of determination.

     SUBORDINATED NOTES -- Recital C.

     SUBSIDIARY -- means, as to any Person, any corporation in which such Person or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person owns sufficient voting securities to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such corporation. The term "Subsidiary," as used herein without reference to any Person, shall mean a Subsidiary of the Company.

     VALUATION AGENT -- means a firm of independent certified public accountants, an investment banking firm or a securities rating service (which firm or service shall own no Securities of, and shall not be an Affiliate, Subsidiary or a related Person of, the Company), in each case, of recognized national standing retained by the Company and reasonably acceptable to the Required Holders.

     VALUATION EXPENSE -- Section 2.4(b).

     VOTING STOCK -- means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     WARRANT -- has the meaning ascribed to such term in the Warrant Agreement.

     WARRANT AGREEMENT -- means the Warrant Agreement, dated as of the even date herewith, among the Company and the Purchasers, pursuant to which the Warrants were issued, as the same may be amended and modified from time to time.

     WARRANT SHARES -- means the following:

          (a) any shares of Common Stock that have been issued upon the exercise of any Warrant;

          (b) any shares of Common Stock into which such shares of Common Stock shall have been converted at any time; and

          (c) any shares of Common Stock that are issuable upon the exercise of the Warrants or the conversion of Common Stock referred to in clause (a) or clause (b) above.

For purposes of Section 3 hereof, holders of Warrants at any time shall be deemed to be holders of Warrant Shares described in clauses (b) and (c) of this definition that are at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

10. MISCELLANEOUS.

     10.1 NOTICES. Notices or demands authorized by this Agreement to be given or made to the parties hereto shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied, or delivered by overnight or other courier to the following addresses:

          (a) if to the Company, at:

                           The Hawk Group of Companies, Inc.
                           200 Public Square, Suite 29-2500
                           Cleveland, Ohio 44114-2301
                           Attention:  Ronald E. Weinberg
                           TEL:     216-861-4540
                           FAX:     216-861-4546

or such other address as the Company shall designate in writing;

          (b) if to the Management Stockholder, then at the respective addresses set forth in Annex II hereto;

or such other address as the Management Stockholder shall designate to each holder of Warrant Shares in writing; and

          (c) if to any holder of Warrant Shares, if such holder is a Purchaser, then at the address set forth in Annex 1 hereto for such Purchaser, or, if such holder is not a Purchaser, then at the address provided to the Company by such holder or such other address as such holder shall designate to the Company in writing.

The Company, upon the written request of any holder of Warrant Shares, will promptly supply such holder with a list of the names and addresses of each party hereto at such time.

     10.2 AMENDMENTS AND WAIVERS.

          (a) The provisions of Section 1, Section 2, Section 3, Section 4,
     Section 5, Section 7, Section 8, and Section 10 hereof, and of any term defined in Section 9 hereof as used in any such Section, may be amended, modified or supplemented, and compliance with any such Section hereof waived, only by a writing duly executed by or on behalf of the Required Holders and the Company.

          (b) the provisions of Section 6 hereof, and of any term defined in
     Section 9 hereof as used in Section 6 hereof, may be amended, modified or supplemented only by a writing duly executed by or on behalf of the Required Holders and the Company; provided, however, that compliance by the Company with the provisions of Section 6 hereof, with respect to any particular Registration, may be waived by the Requisite Holders with respect to such Registration.

     10.3 AVAILABILITY OF INFORMATION. At any time that any class of the Common Stock is registered under section 12(b) or section 12(g) of the Exchange Act, the Company will comply with the reporting requirements of sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements of the SEC from time to time in effect. In addition, the Company shall file such reports and information, and shall make available to the public and to the holders of Warrant Shares such information, as shall be necessary to permit such holders to offer and sell Issuable Shares pursuant to the provisions of Rules 144 and 144A promulgated under the Securities Act. The Company will also cooperate with each such holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the registration provisions of the Securities Act in connection with the sale of any Issuable Shares. The Company will furnish to each such holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the SEC.

     10.4 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF CONNECTICUT.

     10.5 JURISDICTION; JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CONNECTICUT STATE COURT SITTING IN CONNECTICUT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT OR ANY OF THE WARRANTS AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY AND ALL

RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.5.

     10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     10.7 DESCRIPTIVE HEADINGS. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     10.8 SEVERABILITY. The fact that any given provision of this Agreement is found to be unenforceable, void or voidable under the laws of any jurisdiction shall not effect the validity of the remaining provisions of this Agreement in such jurisdiction, and shall not effect the enforceability of the entire Agreement under the laws of any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date and year first above written.

THE HAWK GROUP OF                        CONNECTICUT GENERAL LIFE
 COMPANIES, INC.                         INSURANCE COMPANY
                                         By CIGNA Investments, Inc.


By: /s/ Ronald E. Weinberg               By: /s/ Claire M. Porter
   ----------------------------             -------------------------------
   Name: Ronald E. Weinberg                  Name: Claire M. Porter
   Title: Vice Chairman of the Board         Title: Vice President


/s/ Norman C. Harbert                    CIGNA MEZZANINE PARTNERS III, L.P.
-------------------------------          By CIGNA Investments, Inc. (as Agent)
Norman C. Harbert


/s/ Ronald E. Weinberg                   By: /s/ Claire M. Porter
-------------------------------             -------------------------------
Ronald E. Weinberg                           Name: Claire M. Porter
                                             Title: Vice President

/s/ Byron S. Krantz
-------------------------------
Byron S. Krantz


HAWK CORPORATION


By: /s/ Ronald E. Weinberg
   ----------------------------
    Name: Ronald E. Weinberg
    Title: Vice Chairman of the Board

                                     ANNEX 1
                        NAMES AND ADDRESSES OF PURCHASERS





CONNECTICUT GENERAL LIFE INSURANCE COMPANY
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division (S-307)
Fax: (203) 726-7203


CIGNA MEZZANINE PARTNERS III, L.P.
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut 06152-2307
Attention: Private Securities Division (S-307)
Fax: (203) 726-7203







                                    Annex 1-1

                                     ANNEX 2
                  NAMES AND ADDRESSES OF MANAGEMENT STOCKHOLDER




HAWK CORPORATION
200 Public Square
Suite 29-2500
Cleveland, Ohio  44114


NORMAN C. HARBERT
c/o Hawk Corporation
200 Public Square
Suite 29-2500
Cleveland, Ohio  44114


BYRON S. KRANTZ
Kohrman Jackson & Krantz
20th Floor, One Cleveland Center
Cleveland, Ohio  44114


RONALD E. WEINBERG
Hawk Corporation
200 Public Square
Suite 29-2500
Cleveland, Ohio  44114

                                    Annex 2-1

                                                                       EXHIBIT A

                         FORM OF TRANSFEREE UNDERTAKING

                           [LETTERHEAD OF TRANSFEREE]



                                                [Dated ________]




[Addressed to the Company,
each Other Stockholder at such time and
each holder of Warrant Shares at such time]

       Re: The Hawk Group of Companies, Inc. (the "Company") Issuable Shares

Ladies and Gentlemen:

       Pursuant to Section 7 of that certain Shareholders' Agreement dated as of June 30, 1995 (as amended, the "Shareholders' Agreement") between the Company, the holders of Warrant Shares (as defined therein) and the Management Stockholders (as defined therein), ________ [name of transferee] (the "Transferee"), as owner and holder of ________ shares of ________ [type of Issuable Shares], hereby confirms and agrees that it has assumed and is subject to the obligations of a Management Stockholder, as provided in the Shareholders' Agreement.

       The address where notices and communications pursuant to Section 10.1 of the Shareholders' Agreement can be delivered to the Transferee is as follows:

                  [Transferee]

       IN WITNESS WHEREOF, the Transferee executes and delivers this agreement, as of the date and year first above written.

                                        [TRANSFEREE]



                                        By:
                                           ------------------------------

                                           Name:
                                           Title:

                                   Exhibit A-1

HAWK
[LOGO]


November 21, 1996


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division (S-307)

CIGNA MEZZANINE PARTNERS III, L.P.
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307

HAWK CORPORATION
200 Public Square, Suite 29-2500
Cleveland, Ohio  44114-2301

       Re: Hawk Corporation (the "Company," f.k.a. The Hawk Group of Companies,
           Inc.) Issuable Shares

Ladies and Gentlemen:

       Pursuant to Section 7 of that certain Shareholders' Agreement dated as of June 30, 1995 (as amended, the "Shareholders' Agreement") between the Company, the holders of Warrant Shares (as defined therein) and the Management Stockholders (as defined therein), Harbert Family Limited Partnership, an Ohio limited partnership (the "Transferee"), as owner and holder of 342,905 shares of Class A Common Stock, par value $0.01 per share, of the Company, hereby confirms and agrees that it has assumed and is subject to the obligations of a Management Stockholder, as provided in the Shareholders' Agreement.

       The address where notices and communications pursuant to Section 10.1 of the Shareholders' Agreement can be delivered to the Transferee is as follows:
Harbert Family Limited Partnership, c/o Hawk Corporation, 200 Public Square, Suite 29-2500, Cleveland, Ohio 44114-2301.

       IN WITNESS WHEREOF, the Transferee executes and delivers this agreement, as of the date and year first above written.

                                            HARBERT FAMILY LIMITED PARTNERSHIP

                                            By: /s/ Norman C. Harbert
                                               ------------------------------
                                            Name:  Norman C. Harbert
                                            Title:  Managing General Partner

HAWK
[LOGO]


November 21, 1996


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division (S-307)

CIGNA MEZZANINE PARTNERS III, L.P.
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307

HAWK CORPORATION
200 Public Square, Suite 29-2500
Cleveland, Ohio  44114-2301

       Re: Hawk Corporation (the "Company," f.k.a. The Hawk Group of Companies,
           Inc.) Issuable Shares

Ladies and Gentlemen:

       Pursuant to Section 7 of that certain Shareholders' Agreement dated as of June 30, 1995 (as amended, the "Shareholders' Agreement") between the Company, the holders of Warrant Shares (as defined therein) and the Management Stockholders (as defined therein), Weinberg Family Limited Partnership, an Ohio limited partnership (the "Transferee"), as owner and holder of 333,800 shares of Class A Common Stock, par value $0.01 per share, of the Company, hereby confirms and agrees that it has assumed and is subject to the obligations of a Management Stockholder, as provided in the Shareholders' Agreement.

       The address where notices and communications pursuant to Section 10.1 of the Shareholders' Agreement can be delivered to the Transferee is as follows:
Weinberg Family Limited Partnership, c/o Hawk Corporation, 200 Public Square, Suite 29-2500, Cleveland, Ohio 44114-2301.

       IN WITNESS WHEREOF, the Transferee executes and delivers this agreement, as of the date and year first above written.

                                        WEINBERG FAMILY LIMITED PARTNERSHIP

                                        By: /s/ Ronald E. Weinberg
                                           -------------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Managing General Partner

HAWK
[LOGO]


November 21, 1996


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307
Attention:  Private Securities Division (S-307)

CIGNA MEZZANINE PARTNERS III, L.P.
c/o CIG & Co.
900 Cottage Grove Road
Hartford, Connecticut  06152-2307

HAWK CORPORATION
200 Public Square, Suite 29-2500
Cleveland, Ohio  44114-2301

       Re: Hawk Corporation (the "Company," f.k.a. The Hawk Group of Companies,
           Inc.) Issuable Shares

Ladies and Gentlemen:

       Pursuant to Section 7 of that certain Shareholders' Agreement dated as of June 30, 1995 (as amended, the "Shareholders' Agreement") between the Company, the holders of Warrant Shares (as defined therein) and the Management Stockholders (as defined therein), Krantz Family Limited Partnership, an Ohio limited partnership (the "Transferee"), as owner and holder of 75,505 shares of Class A Common Stock, par value $0.01 per share, of the Company, hereby confirms and agrees that it has assumed and is subject to the obligations of a Management Stockholder, as provided in the Shareholders' Agreement.

       The address where notices and communications pursuant to Section 10.1 of the Shareholders' Agreement can be delivered to the Transferee is as follows:
Krantz Family Limited Partnership, c/o Kohrman Jackson & Krantz P.L.L., One Cleveland Center, 20th Floor, Cleveland, Ohio 44114.

       IN WITNESS WHEREOF, the Transferee executes and delivers this agreement, as of the date and year first above written.

                                        KRANTZ FAMILY LIMITED PARTNERSHIP

                                        By: /s/ Byron S. Krantz
                                           -----------------------------
                                        Name:  Byron S. Krantz
                                        Title:  Managing General Partner